              DEVELOPMENT, DEPLOYMENT AND RESELLER'S AGREEMENT


     This Agreement, effective June 1, 1998, is between Systems & Computer Technology Corporation ("SCT"), for and on behalf of itself and all its majority-owned subsidiaries, and GemStone Systems, Inc. ("GemStone").

1.   DEFINITIONS

     1.1 "CONCURRENT USER" means an individual who is authorized to use the SCT Application Programs concurrently with other authorized users as part of a group of users which shall not exceed the number of users for which payment has been made.

     1.2 "CUSTOMER" means any end user to whom SCT or its Distributor sublicenses or otherwise grants a right to use all or part of the GemStone Programs.

     1.3 "DISTRIBUTORS" means any third-party distributor appointed by SCT to distribute the GemStone Programs as part of and/or use with the SCT Application Programs. SCT will notify GemStone in writing of the appointment of each Distributor. A list of Distributors, current as of the date first set forth in this Agreement, is attached as Exhibit A.

     1.4 "GEMSTONE PROGRAMS" means the GemStone/J Object Server , including all commercially released upgrades, updates, bug fixes, defect corrections, improvements and enhancements, whether two or more products are bundled or unbundled in future releases or enhancements. GemStone Programs refers to the object code and written user manuals and supplemental user manual material furnished by GemStone in conjunction with the object code and updates. Subject to the parties' agreement as to the additional fees payable to Gemstone in connection therewith, the parties will amend this Agreement from time to time to provide SCT with the right to offer a right of use for all other Gemstone-proprietary computer software programs that are listed in GemStone's then-current price list during the term of this Agreement.

     1.5 "SCT APPLICATION PROGRAMS" means those value-added software products generally identified by SCT as component systems of any SCT-proprietary product series, a listing of which, current as of the date first set forth in this Agreement, is contained in attached Exhibit B, that SCT markets to third party end-users, which SCT Application Programs incorporate and/or otherwise utilize all or part of the GemStone Programs. Exhibit B will be deemed updated automatically, without further action by either party, in each instance that SCT informs GemStone in writing of the addition of newly-created/acquired SCT-proprietary products into which SCT incorporates and/or otherwise utilizes all or part of the GemStone Programs.

     1.6 "SUBLICENSE AGREEMENT" means a contract between SCT and a Customer whereby the Customer is granted the right to use the


                   * Confidential Treatment Requested

Gemstone Programs. Such Sublicense Agreement may be incorporated as part of the license agreement under which SCT grants a third party end-user that is also a Customer a right of use for any of the SCT Application Programs, provided that the terms of such SCT license agreement do not conflict with or otherwise negate any of the terms that Gemstone requires be included as part of any Sublicense Agreement.

     1.7 "TERM" means the period between the effective date set forth above and May 31, 2001, unless this Agreement is sooner terminated as provided hereunder.

     1.8    "TERRITORY" means the entire world.

2.   LICENSE GRANTS

     2.1 SCT DEVELOPMENT AND USE LICENSES. Subject to payment of the applicable fees, and pursuant to the terms and conditions of the GemStone standard Software License Agreement (to the extent it does not conflict with the terms and conditions of this Agreement, in which such instances the terms and conditions of this Agreement will be superseding and controlling) attached to this Agreement as Exhibit C, GemStone grants SCT a non-exclusive, non-transferable, perpetual license to copy and use the GemStone Programs for:

            a. INTERNAL. Development (including prototyping) and deployment of applications internal to SCT.

            b. SCT APPLICATION PROGRAMS. Incorporation into or for use with the SCT Application Programs, including the incorporation of necessary portions of the GemStone Programs' user manuals into SCT Application Programs' user manuals.

            c. ADMINISTRATIVE USE. For reasonable limited administrative use by non-developers (i.e., an SCT site license) to provide technical support and training to Customers, as well as to provide other support activities including documentation, testing and specification of SCT Application Programs. This use will be not be subject to any licensing fees.

            d. BACK-UPS. Making a reasonable number of backup and archival copies.

            e. EVALUATIONS. Conducting no-charge, 45-day trial evaluations of potential GemStone Programs not commercially available as of the effective date of this Agreement.

            f. BETA AND EARLY ACCESS PROGRAMS. GemStone will include SCT, on a "no fee" basis, in its beta and early access programs, which the parties agree will be governed by the terms and conditions of each particular program.

     2.2 SCT RIGHTS TO SUBLICENSE GEMSTONE PROGRAMS. Subject to payment of the applicable sublicense fees, GemStone grants SCT the right during the Term and in the Territory to sublicense the GemStone Programs as follows:

            a. APPLICATION SPECIFIC. For deployment use by Customers with or as part of the SCT Application Programs;


                   * Confidential Treatment Requested

            b. LIMITED ENTERPRISE. For deployment use on a limited enterprise basis of the GemStone Programs as part of the SCT Application Programs by the specific list of legacy Customers (that is, all SCT Application Software licensees as of September 30, 1998, inclusive, hereinafter the "Legacy Customers") to be set forth on attached Exhibit D, by the application and at the levels to be set forth on Exhibit D.

               (1) The Legacy Customers listed on Exhibit D will be those who are existing SCT customers as of September 30, 1998. The attached version of such Exhibit D is substantially accurate as of May 31, 1998. The parties agree that, by not later than October 7, 1998, SCT will provide Gemstone with a listing of all Legacy Customers identified as otherwise provided for in this Section 2.2(b), and that upon SCT's delivery of such listing to Gemstone, such listing will be deemed incorporated into this Agreement as Exhibit D without further action by either party.

               (2) The number of Concurrent Users licensed will be equal to either the "concurrent user" level of the Customer in Oracle or, where no Oracle license exists or a legacy site license was granted, a Concurrent User level calculated in accordance with the formula set forth in Exhibit E, which approximates the number of users for organizations of similar size and type who use Oracle. Additional Concurrent User must be purchased by these Customers at the rates otherwise provided for in this Agreement should they increase their Concurrent User population.

            c. FULL USE. For full development and/or deployment of the GemStone Programs for internal application development and use by Customers, whether related to SCT Application Programs or not (that is, for use with and/or the development of software applications other than the SCT Application Programs), pursuant to the terms and conditions of GemStone's standard Software License Agreement, attached as Exhibit C.

            d. SERVICE BUREAU. For use by a Customer of a service bureau, which may be operated by SCT or an SCT customer (which will be considered a Distributor for the purposes of this use). A service bureau Customer's use of GemStone Programs will be extended each time it contracts with any entity for services and the number of users licensed will be whatever would have been required if the Customer were licensing the SCT Application Program individually.

            e. EVALUATIONS. To provide Customers a no-charge 45-day trial period license.

            f. DEMONSTRATIONS. To demonstrate to Customers both the GemStone Programs and the SCT Application Programs.

     2.3    ADDITIONAL SUBLICENSING MATTERS.

            a. LICENSE UPGRADES. During the term of this Agreement, and for a period of one (1) year following the expiration or earlier termination of this Agreement, Customers may upgrade their sublicense to a Full Use license by paying the


                   * Confidential Treatment Requested
difference between the then-current list price for the Full Use license and the amount the Customer paid for the sublicense they are upgrading.

            b. INCREASED USERS. Customers may increase their number of Concurrent User licenses by paying the applicable fees. Concurrent User licensing will be measured either by the number of concurrent Oracle users licensed (excluding multi-plexor effects) or, where no Oracle license is present or a legacy site license was granted, by the formula set forth in Exhibit E.

            c. PLATFORM TRANSFERS. During the Term and thereafter at any time, Customers may transfer their sublicenses to any GemStone supported platform at no charge.

            d. MASTERING. SCT may copy the GemStone Programs for the purpose of providing Customers with the software which the Customer has sublicensed.

            e. SUBLICENSE PRE-PAYS. SCT will pre-pay GemStone for certain sublicenses, pursuant to Exhibit F, and hold those sublicenses in inventory for distribution to Customers. All pre-pays will be non-contingent, non-refundable and will be held in inventory until the SCT Application
Programs for which they were purchased are deployed.   Nothing contained in
this subsection will act to limit SCT's ability to recover from Gemstone SCT's direct damages in connection with any breach by Gemstone of the terms and conditions of this Agreement.

            f. SUBLICENSE REQUIREMENTS. SCT will secure the same protection to the GemStone Programs in the Sublicense Agreements as it secures for itself and include all licensing requirements imposed on GemStone by its licensors. A copy of the terms and conditions that Gemstone and its licensors require be included in each Sublicense Agreement is attached and marked as Exhibit G.

3.   MAINTENANCE AND TECHNICAL SUPPORT

     3.1 MAINTENANCE. Subject to payment of the applicable fees, GemStone will provide SCT all commercially released upgrades, updates, bug fixes, defect corrections, improvements and enhancements to and for the GemStone Programs, for incorporation by SCT into all internal SCT applications, all SCT Application Programs and for distribution to all Customers.

     3.2 TYPES OF TECHNICAL SUPPORT. Subject to payment of the applicable fees, GemStone will provide SCT and its Customers the following support for the then current GemStone Programs version and one version back:

            a. TECHNICAL SUPPORT OF SCT. GemStone will provide SCT first line technical support for SCT's internal application development, SCT Application Programs development, and for internally deployed applications. SCT will appoint a primary and a secondary support personnel for each SCT established line of business [SCT maintaining the right from time to time to designate replacement primary and/or secondary support personnel upon notifying Gemstone of such replacement(s)] who will serve as


                   * Confidential Treatment Requested
the conduit through which these support requests will be made to GemStone. The support will include telephonic and electronic support (including access to GemStone's technical support Web site), staffed by Gemstone during the hours of 8:00 a.m. to 6:00 p.m. Pacific time, unlimited incident reporting, problem escalation, fixes and workarounds.

            b. TECHNICAL SUPPORT OF CUSTOMERS. GemStone will provide second line technical support to SCT for assistance with its Customers with respect to GemStone Programs . SCT will appoint a primary and a secondary support personnel for each established line of business [SCT maintaining the right from time to time to designate replacement primary and/or secondary support personnel upon notifying Gemstone of such replacement(s)] who will serve as the conduit through which these support requests will be made to GemStone. GemStone will provide first line technical support to Full Use customers if so elected by the Customer, which support will be contracted for directly with GemStone. The support will include telephonic and electronic support (including access to GemStone's technical support Web site), staffed by Gemstone during the hours of 8:00 a.m. to 6:00 p.m. Pacific time, incident reporting, problem escalation, fixes and workarounds.

            c. EMERGENCY PRODUCTION DOWN SUPPORT OF SCT AND ITS CUSTOMERS. GemStone will provide SCT first line and second line emergency, production down technical support, as applicable, to work with SCT to re-establish production. This support is available only on a 7x24, 365-day per year basis and includes the following process:

               (1)  DEFINITIONS RELATING TO EMERGENCY TECHNICAL SUPPORT:

                    (a) "Emergency Service Request" means a communication from the SCT appointed primary or secondary support personnel to GemStone via GemStone's 24x7 emergency support telephone number (which GemStone will provide SCT) about a Critical Software Error. This request will include specific information about the Critical Software Error reasonably necessary to enable GemStone to assemble a response team.

                    (b) "Critical Software Error" means an error which causes, or may be about to cause, data corruption or work stoppage in a production system environment in which the production system does not operate until the error is fixed.

               (2) GemStone will acknowledge the Emergency Service Request within approximately 15 minutes by contacting the primary or secondary support personnel who placed the request.

               (3) A collaborative determination will be made regarding the criticality and severity of the situation leading to the request.

               (4) If the parties determine that a Critical Software Error in fact exists, GemStone will assemble the appropriate response team.


                   * Confidential Treatment Requested

               (5) The response team, through the responsible GemStone support engineer, will continue working with SCT until production status is restored, following reasonable escalation procedures as needed to assist in the restoration.

               (6) GemStone will participate with SCT in a post-emergency review, to determine whether the Critical Software Error resulted from a problem in the GemStone Programs, the SCT Application Programs or otherwise.

               (7) If the Critical Software Error occurred as the result of a problem in the GemStone Programs, GemStone will follow up with a reasonable action plan for final resolution.

            d. DESIGNATED SUPPORT PERSONNEL. SCT may elect, by paying the applicable fee, to have a designated GemStone support person. This person will act as the primary technical support liaison between GemStone and SCT. The designated person will gather, submit, monitor, assist and report back to SCT on all technical support and maintenance matters. SCT may elect to initiate this service by sending a letter stating which type of Designated Support Personnel it wishes to enlist along with a purchase order for the amount of the election.

     3.3 PERIODS OF TECHNICAL SUPPORT. SCT may purchase the following support packages:

            a. 5x10. First and second line technical support to SCT during its normal business hours of 8:00 a.m. to 6:00 p.m. Pacific time.

            b. 5x16. First and second line technical support to SCT during non-holiday weekdays during the hours of 6:00 a.m. to 10:00 p.m. Pacific time.

            c. 7x24. First and second line technical support to SCT on a 7 day per week, 24 hour per day basis for emergency, production down situations.

     3.4 NOTICE OF DISCONTINUATION OF SUPPORT: For any support provided other than for the then current version and one version back of the GemStone Programs, GemStone will provide SCT with reasonable prior written notice of GemStone's discontinuation of such support as soon as such decision is made.

4.   TRAINING AND CONSULTING

     4.1 FOR SCT. SCT will, at SCT's election to obtain the same, purchase GemStone training, consulting and appropriate toolkits at GemStone's then-current rates.

     4.2 FOR CUSTOMERS. SCT may, at its option, license GemStone's training material packages for use in instructing Customers. Each package will consist of an Instructor Kit (quantity = one per class) and Student Kits (quantity = one per student per class). SCT will pay GemStone the amounts set forth on Exhibit F for the kits. SCT will also use instructors certified by a mutually agreeable process (which is intended to be repeatable by SCT internally).


                   * Confidential Treatment Requested

5.   FEES

     5.1 CALCULATION OF FEES. SCT will pay GemStone the applicable license, sublicense, maintenance and support fees as calculated using Exhibit F.

     5.2 REPORTING AND PAYMENT OF FEES. Payment terms for all amounts due are net 30 days from the date the amount becomes due.

            a. AT CLOSING. By not later than 5:00 PM Pacific time on June 5, 1998, SCT will pay GemStone, via wire transfer, the amounts set for in the Fee at Closing column of Exhibit F; provided, in addition, that the Fee at Closing for the Limited Enterprise Deployment licenses will be for the legacy Concurrent Users for Customers identified on the May 31,1998 Exhibit Dlist, and an additional payment will be made to GemStone for any increase in the Customers on that list or Concurrent User levels of the Customers on that list when SCT delivers the updated list to GemStone reflecting the same information as of September 30, 1998. The updated Exhibit D list will be delivered to GemStone by October 7, 1998 and payment will be made by the same date, via wire transfer, for the additional Customers identified in the updated Exhibit D list. (GemStone's wire transfer instructions are: XXXX

            b. SUBSEQUENT LICENSES, SUBLICENSES AND MAINTENANCE AND SUPPORT FEES. Within 30 days of the end of each calendar month, SCT will deliver a report to GemStone setting forth, for each new Customer and/or increase in concurrent user levels for an existing Customer added in the preceding calendar month:

               (1)  The name and location of the Customer.

               (2) The number and type of licenses (if SCT internal) or sublicenses (if Customers) issued during the month, and a calculation of the applicable license fees due.

               (3) A calculation of the applicable maintenance and support fees due and payable for such licenses and sublicenses.

                    (a) Annual maintenance and support fees for SCT's internal development and deployment will be due in advance.

                    (b) Annual maintenance and support fees for Customers will be due 30 days following the end of the calendar quarter in which the Customer deploys the applicable licenses.

               (4) PRE-PAY TRACKING. In its reports, SCT will track pre-pays and the effects of monthly activity against the pre-pay balance via a formula which states a beginning pre-pay balance, adds the pre-pays purchased in a month, subtracts the sublicenses issued and concludes with an ending balance. ayment of the amounts due will accompany the report.

            c. CUSTOMER PROFILE REPORT. SCT will make reasonable efforts to prepare and deliver to GemStone by June 30, 1998, a customer profile report listing the following information: Customer name, SCT Application Programs licensed, Customer tier, Customer type, number of licensees and a designation of the application modules in use by the Customer


                   * Confidential Treatment Requested

     5.3 PAY AGENT: SCT will serve as a pay agent for GemStone where it is appropriate for a Customer to procure such product through SCT. SCT will receive an administration fee of XXXX percent of the net software proceeds from Full Use GemStone Programs attributable to GemStone for such service.

     5.4 RECORDS AUDIT. SCT will maintain accurate records relating to the copying, distribution, sublicensing, and servicing of the SCT Application Programs and GemStone Programs so as to (i) establish the payments due to GemStone, (ii) identify all Customers, and (iii) otherwise verify SCT's compliance with the terms of this Agreement. Such books, records and sublicense agreements will be available at their place of keeping for inspection or copying by GemStone or an independent auditor chosen and paid by GemStone during normal business hours, upon prior appointment and in a manner so as not to unreasonably interfere with SCT's business, with such audits to be conducted not more frequently than once in any calendar year nor any sooner than six (6) months after the last such audit was conducted. SCT will retain all sublicense agreements and records pertaining to payments due to GemStone for a period of three years after termination of this Agreement for the purpose of allowing GemStone to inspect such records during that period. In the event an audit reveals that SCT has not paid all of the fees due hereunder, SCT shall pay within 10 days the discrepancy plus interest at 9 percent per annum. If the discrepancy exceeds 5 percent of the fees due for the period under audit, SCT shall also reimburse the cost of such inspection, including reasonable auditor's fees.

     5.5 TAXES, DUTIES, ETC. All sales, use, personal property, withholding and other taxes, duties and fees relating to this Agreement shall be paid by SCT unless SCT provides GemStone with valid tax exemption certificates. SCT shall not be responsible for taxes based on GemStone's net income, gross receipts or capital stock.

6.   JOINT MARKETING AND PRODUCT DEVELOPMENT

     6.1 PRODUCT REVIEWS. Twice annually the parties will meet to review the product plans with respect to the GemStone Programs. SCT's feature set requirements and the prioritization of those requirements will be considered by GemStone when making final determinations with respect to its GemStone Programs product plans.

     6.2 JOINT PRESS RELEASE, ETC. The parties will issue a mutually acceptable joint press release, in the form attached as Exhibit H, announcing the relationship established by this Agreement promptly after execution of this Agreement. Neither party will issue a press release (including without limitation the press release in the form of Exhibit H) announcing this Agreement without the prior approval of the other. The parties


                   * Confidential Treatment Requested
will also cooperate in an effort to secure a Wall Street Journal article concerning this transaction.

     6.3 MARKETING COLLATERAL. The parties will develop marketing and sales collateral which describes Customers' benefits achieved from the use of the GemStone Programs and SCT Application Programs. This material will include, but is not limited to, sales sheets, case studies and other items mutually agreed upon in a marketing plan to be produced by the parties.

     6.4    SUMMIT MEETING, JOINT SEMINARS, C.A.B.

            a. SUMMIT MEETINGS. SCT will invite GemStone to participate in its Summit meeting. SCT will also recommend to Information Associate Users' Group Association that GemStone be invited to attend its period conferences.

            b. ADVANCED TECHNOLOGY SEMINARS. The parties will cooperate to develop and host a targeted-city joint advanced technology seminar. The details of this seminar series will be agreed to mutually.

            c. CUSTOMER ADVISORY BOARD. GemStone will invite SCT to participate in any of its Java-based Customer Advisory Board meetings.

7.   GEMSTONE PROGRAMS SOFTWARE ESCROW

     7.1 ESCROWING OF SOFTWARE. GemStone will, at SCT's expense, (1) deposit a copy of the GemStone Programs source code (including all maintenance releases) ("Escrow Materials") into a third-party escrow with GemStone's software escrow agent, and (2) take all actions reasonably necessary to add SCT as a party to GemStone's source code agreement with its escrow agent.

     7.2 RELEASE FROM ESCROW. The escrow agent will be authorized to release the Escrow Materials should GemStone file, or have filed against it, a petition for liquidation under state or federal law or otherwise discontinues operation as a software manufacturer.

8.   RESPONSIBILITIES AND OBLIGATIONS

     8.1 PRODUCT TESTING. SCT shall evaluate and test the GemStone Programs to determine suitability for use in the creation of its products, and SCT shall test SCT Application Programs on an appropriate computing environment before release to Customers to determine suitability for use with GemStone Programs by Customers.

     8.2 NOTICE OF INTELLECTUAL PROPERTY VIOLATION. SCT shall promptly notify GemStone of any actual or suspected violations of GemStone's proprietary rights and shall cooperate with GemStone's efforts to protect and enforce such rights.

     8.3 THIRD-PARTY REPRESENTATIONS. SCT shall not make any representations or warranties to any third parties on GemStone's behalf. Without limiting the foregoing, however, nothing in this Agreement is intended to precluded, and further, nothing in this Agreement will act to preclude SCT from providing Customers with


                   * Confidential Treatment Requested
such warranties as this Agreement otherwise expressly provides that SCT may make to Customers in reliance on the representations and warranties that GemStone has extended to SCT hereunder.

9.   OWNERSHIP AND NOTICES

     9.1 TITLE. Title to and ownership of GemStone Programs and all related materials, including all copies thereof, and all rights therein including trade secrets, patents, and copyrights, shall remain with GemStone. No title or ownership of the GemStone Programs and all related materials, or any part thereof, is transferred to SCT or its Customers.

     9.2 COPYRIGHT NOTICES. SCT shall insure that any copyright notice or other proprietary rights notice placed in, on, or displayed by the GemStone Programs by GemStone, whether in machine language or human-readable form, continues to appear or exist in all copies of the SCT Application Programs that SCT delivers to its Customers.

     9.3 F.A.R. NOTICES. SCT shall insure that, where applicable, the GemStone Programs and SCT Application Programs shall be marked with an appropriate legend under the Federal Acquisition Regulations or other similar regulations.

     9.4 USE OF TRADEMARKS. SCT shall not use the name "GemStone" or any other trademark or trade name used by GemStone in any manner without GemStone's express written consent, such consent which Gemstone agrees it will not unreasonably withhold, delay or condition. SCT shall not acquire any ownership rights in any GemStone trademark or trade name.

10.  INDEMNITY

     10.1 OF SCT. GemStone agrees to indemnify SCT with respect to any suit, claim or proceeding brought against SCT alleging that the GemStone Programs infringe on any valid copyright, patent, trade secret and/or other proprietary right enforceable within the Territory ("IP Right"). GemStone agrees to defend SCT against any such claims and to pay litigation costs, reasonable attorney's fees, and damages awarded by a court of competent jurisdiction if, and only if, SCT promptly gives notice to GemStone of any such suit, claim or proceeding and cooperates with GemStone in the defense or settlement of such suit, claim or proceeding, and provided that GemStone shall have sole control thereof. If such an IP Right claim or allegation is made, or in either party's judgment is likely to arise, GemStone will:

            a. first use good faith, diligent efforts to procure for SCT the right to continue using the portion of the GemStone Programs at issue, and failing the procurement of such right, will then;

            b. use good faith, diligent efforts to replace or modify the GemStone Programs so that SCT's use is not subject to the claim or allegation, and failing such replacement and modification efforts, will then;


                   * Confidential Treatment Requested

            c. Refund to SCT all Sublicense fees that SCT has paid to Gemstone for the Gemstone Programs giving rise to such infringement, less a charge for use assuming a useful life of five (5) years. GemStone's indemnity obligations shall not apply to claims to the extent that they arise from any unauthorized modification or alteration of the GemStone Programs by any party other than GemStone, or from the use of any GemStone Programs with any materials not provided by GemStone, excluding specifically use with any of the SCT Application Programs, and/or any technology platform for which GemStone supports use of the GemStone Programs.

     10.2 OF GEMSTONE. SCT acknowledges that GemStone has no knowledge of, or control over, the uses of the GemStone Programs made by SCT or its Customers. SCT agrees to defend, indemnify and hold GemStone and its agents, employees, successors and assigns harmless with respect to any suit, claim or proceeding relating to the creation, sale or use of the GemStone Programs by SCT or its Customers, whether as part of the SCT Application Programs or otherwise, except to the extent that such claim or proceeding arises out of any claim that the GemStone Programs in the form licensed by GemStone to SCT independent of any modifications by SCT infringes on any IP Right.

11.  WARRANTY; LIMITATION OF LIABILITY

     11.1 OWNERSHIP AND AUTHORITY. GemStone warrants that it is the owner of the GemStone Programs or has the right to sublicense the GemStone Programs and that it has the full power and authority to enter into this Agreement. Except as otherwise expressly provided for in this Agreement, GemStone makes no warranty regarding the operation of the GemStone Programs as part of any SCT Application Programs and makes no warranty of any kind to any Customer.

     11.2 COMPLIANCE WITH PUBLISHED SPECIFICATIONS. GemStone warrants that the GemStone Programs will perform reasonably in accordance with the specifications published in the GemStone user manuals for (a) in the case of SCT, a period of 90 days after the date the GemStone Programs are delivered to SCT and (b) in the case of Customers, for the same period as SCT warrants the SCTApplication Programs to Customers. GemStone does not warrant that the GemStone Programs will meet SCT's or Customer's requirements or that its operation will be uninterrupted or error free.

     11.3 YEAR 2000 COMPLIANCE. GemStone represents and warrants that the GemStone Programs are so-called "4-digit year 2000 compliant," (i.e., able to accurately process date data, including, but not limited to, calculating, comparing, and sequencing, from, into, during and between the twentieth and twenty first centuries, including the years 1999 and 2000, and leap year calculations),. In no case do the GemStone Programs


                   * Confidential Treatment Requested
use or depend on two digit strings for storage or computation of dates or times. However, GemStone cannot guarantee that all applications developed using the GemStone Programs are also year 2000 compliant. Any applications which import dates from legacy applications will need to ensure that the legacy application provides year 2000 compliant dates as input to the GemStone Programs. Application developers must also ensure that they do not convert dates into two digit strings and then use these two digit strings to perform date arithmetic or conversion.

     11.4 LIMITATION OF LIABILITY. THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. GEMSTONE SHALL NOT BE RESPONSIBLE TO SCT OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT OR TORT, DUE TO ANY FORESEEN OR UNFORESEEN CAUSE FROM SCT'S OR ANY THIRD PARTY'S USE OR THE PERFORMANCE OF THE GEMSTONE PROGRAMS OR THE TECHNICAL DATA UNDER THIS AGREEMENT. EXCEPTING SPECIFICALLY IN CONNECTION WITH GEMSTONE'S OBLIGATIONS OF INFRINGEMENT INDEMNITY UNDER THIS AGREEMENT, IN NO EVENT SHALL GEMSTONE'S LIABILITY UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER EXCEED THE AMOUNTS PAID TO GEMSTONE PURSUANT TO THIS AGREEMENT.

12.  CONFIDENTIALITY

     12.1 MUTUAL NON-DISCLOSURE. Both parties understand and acknowledge that they will receive confidential information from the other in connection with this Agreement, including without limitation all technical data and other information related to the GemStone Programs and the SCT Application Programs, business plans and strategies and financial and product information, well as anything marked as "confidential" by either party including this agreement. Neither party will disclose such information to any third party, except for its employees with a need for access to the information, or use the information for any purpose not contemplated or permitted under this Agreement. Each party will take reasonable steps to insure that its employees who receive the information understand and acknowledge the obligations of confidentiality. The obligations of confidentiality imposed upon each party under this Agreement will survive the termination or cancellation of this Agreement. If an employee, former employee or any other person affiliated with a party breaches the obligations of confidentiality provided for in this section, that party agrees to give the other reasonable assistance in enforcing its rights against such person.

     12.2 EXCEPTIONS. Notwithstanding the foregoing, neither party will have an obligation to hold any information in confidence to the extent that it can be shown that such information:


                   * Confidential Treatment Requested

            a. was already known to that party at the time it is obtained from the other, free from any obligations to hold such information in confidence;

            b. is or becomes publicly known through no wrongful act of that party;

            c. is rightfully received from a third party without restriction and without breach of any obligation to the protected party or its suppliers; or

            d. is independently developed by that party without use of any confidential information of the other or its suppliers.

13.  TERMINATION

     13.1   TERMINATION.

            a. This Agreement will terminate upon the material breach by a party, provided that the non-defaulting party has provided the defaulting party 30-days prior written notice describing the default and the defaulting party has not cured the default within 30 days or initiated and diligently pursues cure if cure is not possible within the 30-day period. Provided, however, that with respect to any failure on the part of SCT to pay any amounts due and owing under this Agreement to GemStone, such right of cure period will instead be reduced to a ten (10) day period following SCT's receipt of any such notice of failure to pay.

            b. SCT may terminate this Agreement prior to commercial deployment of the first SCT Application Program by providing GemStone written notice of termination. Termination under this subsection will have no effect on any amounts due and payable or already paid to GemStone.

     13.2   EFFECT.

            a. LICENSING. All licenses issued to SCT or Customers and sublicenses issued to Customers for which payment has been received by the termination date will continue perpetually (barring a violation of the applicable licensing agreement), but no further licenses or sublicenses of GemStone Programs may be granted pursuant to this Agreement.

            b. MAINTENANCE AND TECHNICAL SUPPORT. Notwithstanding the expiration of the Term and/or any earlier termination of this Agreement, SCT may continue to receive maintenance and first and second line technical support, as applicable, for the licenses and sublicenses issued as of the date of termination, and to provide such maintenance and first and second line technical support to Customers, provided that timely payment for the maintenance and technical support is received by GemStone and the GemStone Programs in use by SCT of a Customer are the current version or one version back. Without limiting any other term or condition of this Agreement, for such post-termination/expiration period, the annual maintenance and


                   * Confidential Treatment Requested
support for Customers listed on Exhibit D will be $XXXX per Customer, per year.

            c. SURVIVAL. Termination of this Agreement will not affect the payment obligations of SCT or the indemnity or confidentiality obligations of the parties under this Agreement.

14.  COMPLIANCE WITH LAW

     14.1 FEDERAL REGULATIONS. SCT shall comply with all applicable laws, rules, regulations, orders, decrees, judgments and other governmental acts of the United States and other government authorities having jurisdiction over SCT or this Agreement. Without limiting the foregoing, SCT agrees to comply with the provisions of the Foreign Corrupt Practices Act, 15 USC Section 78dd-2 and the anti-boycott provisions of the Export Administration Act, 50 USC Sections
 2401-2420, as amended. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall be construed and implemented in compliance with the Export Administration Act, and with the rules and regulations promulgated from time to time thereunder. SCT acknowledges that the Export Administration Act, among other things, restricts exports and re-exports of diskettes and other computer media on which software is recorded, technical data and direct products of technical data. SCT certifies that neither the SCT Application Programs nor any other technical data or products thereof, derived under or in connection with this Agreement is intended to be used for any purpose prohibited by the Export Administration Act or regulations promulgated thereunder, including, without limitation, nuclear proliferation, or is intended to be shipped or exported, either directly or indirectly, to any destination prohibited by the Export Administration Act or regulations or its similar.

15.  GENERAL

     15.1 ENTIRE AGREEMENT. The terms and conditions appearing in this Agreement set forth the entire agreement between the parties, and supersede all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement. This Agreement may be amended only by a mutually signed writing. Any terms set forth on any purchase order or other document generated by either party which conflicts with the terms of this Agreement will not be binding upon the parties and will not be a part of this Agreement.

     15.2 WAIVER. Failure by either party at any time to require performance by the other party or to claim a breach of any term or condition of this Agreement will not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

     15.3 ASSIGNMENT. This Agreement may be assigned by either party; provided however, that written consent will be required


                   * Confidential Treatment Requested
for a merger or acquisition of either party by a competitor of the other party.

     15.4 SEVERABILITY. If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision will be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it will be severed from this Agreement and the remainder will remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties will promptly negotiate alternative, reasonably equivalent, enforceable terms.

     15.5 CAPTIONS. Section headings are inserted for convenience only and will not be used in any way to construe the terms of this Agreement.

     15.6 INDEPENDENT CONTRACTOR. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party will have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

     15.7 NOTICES. All notices permitted or required by this Agreement will be delivered in a manner in which a receipt is obtained, including confirmed facsimile, or via email to the parties at their respective addresses below.

     By their respective signatures below, the parties agree to the terms and conditions of this Agreement.


SCT                                    GEMSTONE


/s/ Michael Chamberlain                /s/ Bryan Grummon
-----------------------------          -----------------------------
Authorized Signature                   Authorized Signature


Michael Chamberlain                    Bryan Grummon
-----------------------------          -----------------------------
Printed Name                           Printed Name


President, SCT Software Group          President/CEO
-----------------------------          -----------------------------
Title                                  Title


Address:  4 Country View Road          Address:  20575 NW von Neumann Dr.
          Malvern, PA 19355                      Beaverton, Oregon 97006
Fax:      (610) 578-7564               Fax:      (503) 629-8556



                   * Confidential Treatment Requested

                            EXHIBIT A

                        SCT DISTRIBUTORS

MARKET              DISTRIBUTOR         TERRITORY
------              -----------         ---------
Education           NetU                Cyprus
                    Compin              Arabic Speaking Countries

Government          None

Manufacturing       None

Utilities           West Coast Energy   Canada
                    Alliance Data       Service bureau only in
                      Services            the US
                    Teldata             Worldwide except Canada,
                                          Australia & Pacific Rim
                    Mits Limited        Australia and Pacific Rim


                   * Confidential Treatment Requested

EXHIBIT B

SCT APPLICATION PROGRAMS

ORACLE-BASED LICENSES                   NON-ORACLE-BASED LICENSES
---------------------                   -------------------------
Banner2000
Alumni and Donor Development            Plus2000
Finance                                 ADS (Alumni and Donor Development)
Financial Aid                           FAM (Financial Aid)
Human Resources                         FRS (Finance)
Student                                 HRS (Human Resources)
Imaging                                 LMS (Loan Management)
Voice Response                          SIS(Student and Financial Aid)
Web for Students                        Imaging
Web for Employees                       VR (Voice Response)
Web for Faculty and Advisors            Web for Students
Web for Alumni                          Web for Employees
Web for Executives                      Web for Faculty and Advisors
Kiosk Gateway                           Web for Alumni (scheduled for release 12/98)
Distance Education                      Web for Executives (scheduled for release 2/99)
EDI.Smart                               Kiosk Gateway
Strategic Enrollment Management

                                        Adage

SCT Aspire (Distance Education for non-credit programs)
Banner CMS
     Electronic Work Queue
     Customer Contact
     Customer Information System
     Web for CIS
Banner Supply Chain
     Fuels Management
     Materials Management
     Work Management
Banner Property Management
Banner Business Tax and Licensing
Banner Cashiering
Banner Records Indexing
     Banner Remote Access
     Imaging for Records Indexing
Banner Courts
     Civil Courts
     Criminal Courts
     Traffic Courts


                   * Confidential Treatment Requested

                                     EXHIBIT C

                   GEMSTONE'S STANDARD SOFTWARE LICENSE AGREEMENT

1.     DEFINITIONS

As used herein, the terms set forth below shall have the following respective meanings:

1.1    "GemStone" shall mean GemStone Systems, Inc., an Oregon corporation.

1.2 "Licensee" shall mean SCT as defined in the Development and Reseller's Agreement between GemStone and SCT.

1.3 "GemStone Distributor" shall mean any representative designated by GemStone as a distributor of GemStone products. During any period when no Distributor is appointed in Licensee's territory, "GemStone Distributor" will mean "GemStone" or its other designee.

1.4 "Software Products" shall mean the GemStone Programs as defined in the Development and Reseller's Agreement.

1.5 "Technical Data" shall mean the published user manuals included with the Software Products, and any other materials provided to Licensee by GemStone or GemStone Distributor to supplement the published user manuals.

1.6 "Named User" shall mean an individual employed by Licensee who is authorized to use the Software Products.

1.7 "Concurrent User" shall mean an individual employed or otherwise engaged by Licensee (such individuals being hereinafter deemed "employees" of Licensee for purposes of this Agreement) who is authorized to use the Software Products concurrently with other employees of Licensee as part of a group of users which shall not exceed the number of users for which payment has been made.

1.8 "Named Developer" shall mean an individual employed by Licensee who is authorized to use and to develop the Software Products in accordance with
Section 6 of this Agreement.

1.9 "Processor" shall mean microprocessors which may execute the Software Products in a server Computer. The number of Processor licenses for the Software Products must equal the number of microprocessors which may execute the Software Products contained in the server Computer. Use of the Software Products via Processor(s) is limited to deployment only.

1.10 "Computer" shall mean a stand-alone server computer containing one or more microprocessors. Use of the Software Products on any Computer is limited to deployment only.

1.11 "Concurrent Device" shall mean any input devices used for accessing Computer(s) that host the Software Products. The number of Concurrent Devices shall be the maximum number of input devices that can access Computer(s) at any one time. Use of the Software Products via a Concurrent Device is limited to deployment only.

2.     LICENSE GRANT

2.1 GemStone grants to Licensee, and Licensee accepts from GemStone, a non-exclusive, perpetual license to use the Software Products and Technical Data in accordance with the Development and Reseller's Agreement; provided, however, that such use of the Software Products and Technical Data shall be limited to use by the number of users or in the manner for which payment has been made.

2.2 Licensee shall not allow the unauthorized use of the Software Products and Technical Data and will notify GemStone and pay any additional charges pursuant to GemStone's then current price list for any additional use.

3.     EVALUATION, TESTING, PARTNER AND EDUCATION LICENSE GRANTS

3.1 GemStone may grant Licensee a temporary right to use certain Software Products for evaluation and testing purposes only and not for commercial use. Upon completion of any evaluation period, Licensee shall immediately cease use of the evaluation Software Products and return the evaluation Software Products and all related evaluation materials to GemStone.

3.2 GemStone will be deemed to have granted Licensee a temporary right to use the Software Products for non-profit, non-commercial, academic uses,


                   * Confidential Treatment Requested
including classroom and laboratory uses, and not including, (a) administrative uses for the provision of services or information to third parties for compensation for any kind, or (b) projects funded by grants ("Educational Purpose"). Each such Educational Purpose license granted to Licensee is limited to a one year license from the date of shipment to Licensee. One year renewal of such license occurs if and when any renewal fee is paid by Licensee to GemStone or its GemStone Distributor.

3.3 GemStone may grant Licensee a temporary right to use the Software Products for uses authorized pursuant to the GemSmith Partner Program ("Program") such as development of software tools, as that Program may be modified from time to time. This Agreement will automatically terminate if Licensee ceases to be a participant in the Program, and no other agreement is then in place between GemStone and Licensee with respect to the use of the Software Products.

4.     OWNERSHIP

This Section controlled by the equivalent section in the Development and Reseller's Agreement.

5.     PROPRIETARY NOTICES

This Section controlled by the equivalent section in the Development and Reseller's Agreement.

6.     USE RESTRICTIONS

6.1 Licensee shall not modify, adapt, translate, reverse engineer, decompile, or disassemble the Software Products. Licensee agrees not to develop derivative works which are intended to be functionally equivalent substitutes for the Software Products or any part thereof.

6.2 Notwithstanding the foregoing, Licensee may, through Named Developers only, modify the Software Products to the extent necessary in connection with Licensee's creation of applications for the Software Products, provided that such permitted modifications shall be for the purposes set forth in the Development and Reseller's Agreement only. Any modifications to the Software Products themselves will be the property of GemStone, to the extent that such modifications constitute "derivative works" of the Software Products for purposes of United States copyright law.

6.3 Licensee acknowledges that the Software Products are not error free. The Software Products were not designed for use with applications for which errors, bugs or malfunctions in the Software Products could cause personal injury or death, property or environmental damage, or economic loss, including without limitation use in hazardous environments requiring fail-safe performance, including without limitation the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, and Licensee will not use the Software Products for any such applications. Licensee shall be solely responsible for taking all precautions, such as data backup, testing and error detection procedures, which are necessary in order to insure that errors in the Software Products and the applications using the Software Products do not cause adverse consequences.

7.     COPY RESTRICTIONS

7.1 Licensee shall not copy Software Products or Technical Data except as required for use of the Software Products or Technical Data as provided in this Agreement or the Development and Reseller's Agreement, and for archival storage to assure against loss. Licensee must reproduce and include the GemStone copyright notice and other proprietary notices on each copy.

8.     KEY FILES

8.1 Licensee acknowledges that the Software Products licensed hereunder contain Key Files which are a form of disabling code. For the purpose of this paragraph, "disabling code" means computer code which interferes with the normal operation of the Software Products in order to (a) prevent unauthorized use of the Software Products or (b) provide limited use of the Software Products if the Software Products are issued for evaluation, testing, partner or educational purposes. At the request of Licensee, GemStone will provide reasonable advice and assistance to Licensee with respect to any Key File in



                   * Confidential Treatment Requested
order to ensure that the existence of such code does not interfere with Licensee's authorized use of the Software Products.

9.     CONFIDENTIALITY

9.1 This Section controlled by the equivalent section in the Development and Reseller's Agreement.

10.    PAYMENT

10.1 This Section controlled by the equivalent section in the Development and Reseller's Agreement.

11.    TERM AND TERMINATION

11.1 This Section controlled by the equivalent section in the Development and Reseller's Agreement.

12.    SHIPMENT

12.1 GemStone shall ship Software Products or Technical Data ordered by Licensee as soon as practical after GemStone's acceptance of Licensee's order. All shipments of Software Products and Technical Data shall be SCT's headquarters in Malvern, Pennsylvania. When an order is not accompanied by shipping instructions, GemStone shall select the carrier. GemStone shall not be liable for any damages or penalties for delivery delays due to causes beyond its reasonable control.

12.2 If GemStone Distributor is appointed in the Territory, GemStone Distributor shall ship Software Products to Licensee as soon as practical after order is placed. GemStone does not assume any liability for any Software Products shipped by GemStone Distributor.

13.    SUPPORT

13.1 Maintenance and support for the Software Products must be purchased separately from GemStone or GemStone Distributor.

14.    WARRANTY; LIMITATION OF LIABILITY
This Section controlled by the equivalent section in the Development and Reseller's Agreement.

15.    PRE-RELEASE SOFTWARE

15.1 GemStone may provide Licensee with pre-release versions of its software. All pre-release versions provided will be considered Software Products for the purposes of this Agreement and be subject to the terms and conditions of the applicable GemStone Beta Program.

16.    INDEMNITY BY GEMSTONE
This Section controlled by the equivalent section in the Development and Reseller's Agreement.

17.    INDEMNITY BY LICENSEE

This Section controlled by the equivalent section in the Development and Reseller's Agreement.

18.    YEAR 2000

This Section controlled by the equivalent section in the Development and Reseller's Agreement.

19.    GENERAL

19.1 This Agreement and the other documents referred to in this Agreement constitute the entire agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may be amended only by a written instrument stating an intention to modify this Agreement and signed by duly authorized representatives of the parties to be bound.

19.2 Failure by either party at any time to require performance by the other party or to claim a breach of any term or condition of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

19.3 This Agreement may not be assigned by Licensee without the prior written permission of GemStone.

19.4 If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save



                   * Confidential Treatment Requested
such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonable equivalent, enforceable terms.

19.5 The rights and obligations of the parties and all interpretations and performance of this Agreement shall be governed in all respects by the laws of the State of Oregon without regard to rules concerning the conflict of laws.
The provisions of the 1980 UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

19.6 Section headings are inserted for convenience only and shall not be used in any way to construe the terms of this Agreement.

19.7   DELETED

19.8 Licensee warrants that it is not domiciled in, a citizen, national or resident of, and is not under the control of the government of Cuba, Iran, Libya, North Korea, Syria, Sudan, nor any other country or any distributee to which the United States has prohibited export.

19.9 All notices permitted or required by this Agreement will be delivered in a manner in which a receipt is obtained, including confirmed facsimile, to GemStone's address stated above and to Licensee at the location to which the Software Products were delivered.

19.10 This provision applies for any Software Products acquired directly or indirectly on behalf of a unit or agency of the United States Government, whether that unit or agency be civilian or part of the Department of Defense.

     The Software Products

          (i) have been developed exclusively at private expense, are existing computer software and no part of them were developed with government funds;

          (ii) are the commercial property and trade secret of GemStone under copyright, patent, trade secret or other applicable state and federal laws;

          (iii) are submitted with "restricted rights" in accordance with Commercial Software-Restricted Rights clause at 52.227-19 of the Federal Acquisition Regulations, except that the government agency shall not have the right to disclose the Software Products to support service Contractors or their subcontractors without GemStone's prior written consent;

          (iv) in all respects are proprietary data of GemStone; and

          (v) are unpublished and all rights are reserved under the copyright laws of the United States and applicable international conventions.

          Except as otherwise specifically provided for in this Agreement, the Software Products may not be used, reproduced or disclosed by the Government without the prior written consent by GemStone, such consent may be freely withheld at GemStone's own discretion. The restrictions in this provision are in addition to, and not in lieu of, any other restrictions contained in or incorporated by this Agreement.

20.  ADDITIONAL TERMS FOR GEMSTONE'S GUIDED TOUR

20.1 In addition to the above terms and conditions, users of GemStone's Guided Tour are also granted a license to use JavaSoft's JDK bundled with Software Products subject to the following conditions imposed by JavaSoft:

          (i) The JDK is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility.

          (ii) Licensee may not modify the Java Platform Interface (JPI) by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI. If Licensee creates any Java-related API and distributes such API to non-related third parties commercially for applet or application development, Licensee shall promptly publish broadly an accurate specification for



                   * Confidential Treatment Requested
     such API for use by all developers of Java-related software. This requirement shall not apply to such APIs developed on behalf of Licensee by third parties which are not distributed as specified above. Licensee may not name any class "java" and will comply with any naming convention Sun may reasonably require.

Licensees must obtain a license directly from JavaSoft for use of the JDK separate from the Guided Tour.


                   * Confidential Treatment Requested

                                     EXHIBIT D

                                LEGACY CUSTOMER LIST


                   * Confidential Treatment Requested

                                     Exhibit E

                          NON-USER BASED LICENSING FORMULA

Tier                Class                    Minimum User Level

1                   Public                   XXX
1                   Private                  XXX
1                   CC                       XXX
2                   Public                   XXX
2                   Private                  XXX
2                   CC                       XXX
3                   Public                   XXX
3                   Private                  XXX
3                   CC                       XXX
4                   Public                   XXX
4                   Private                  XXX
4                   CC                       XXX
5                   Public                   XXX
5                   Private                  XXX
5                   CC                       XXX
6                   Public                   XXX
6                   Private                  XXX
6                   CC                       XXX

                    Enrollment
Tier 1                   < 4,000
Tier 2                   < 7,500
Tier 3                   < 15,000
Tier 4                   < 25,000
Tier 5                   < 35,000
Tier 6                   > 35,000


                   * Confidential Treatment Requested

                                    EXHIBIT F

                        CALCULATION OF FEES AND ROYALTIES

     DESCRIPTION OF FEE                  PRICING             FEE AT CLOSING
LICENSES

XXX

SUBLICENSES

XXX

MAINTENANCE AND TECHNICAL SUPPORT

XXX

TRAINING KITS

XXX



                   * Confidential Treatment Requested

                                     EXHIBIT G

                           GEMSTONE SUBLICENSE AGREEMENT

1. ADDITIONAL DEFINITIONS. "GemStone Programs" means the software provided to SCT by GemStone Systems, Inc. ("GemStone") for incorporation into or for use with the SCT-provided software which is being licensed by SCT to Licensee.

2.   OWNERSHIP. GemStone owns the GemStone Programs.

3. RESTRICTIONS ON USE OF GEMSTONE PROGRAMS. Licensee's use of the GemStone Programs is subject to the following additional terms and conditions:

     (a) Licensee has the right to use the GemStone Programs only in object code form and only as part of or for use with the SCT-licensed software;

     (b) Licensee is prohibited from transfer or duplicating the GemStone Programs except and for temporary transfer in the event of equipment malfunction and in order to make a backup and/or archival copies of the GemStone Programs;

     (c) Licensee is prohibited from assigning its license to use the GemStone Programs in whole or in part and is prohibited from making the GemStone Programs available in any timesharing or rental arrangement, in whole or in part;

     (d) Licensee agrees not to use the GemStone Programs for any purpose except within the scope of the Licensed Software owned by SCT, in accordance with the restrictions set forth in the Agreement. Licensee may use the GemStone Programs to customize the Licensed Software owned by SCT. Licensee shall not use the GemStone Programs to expand the Licensed Software beyond the scope provided and supported by SCT;

     (e) Licensee is prohibited from causing or permitting the reverse engineering, disassembly or decompilation of the GemStone Programs, in whole or in part;

      (f) Licensee acknowledges that the GemStone Programs is proprietary to GemStone and is supplied by SCT under license from GemStone. Title to the GemStone Programs shall at all times remain vested in GemStone or its designated successor. Except for the right of use that is expressly provided to Licensee under the Agreement, no right, title or interest in or to the GemStone Programs is granted to Licensee;

     (g) Licensee agrees that GemStone shall not be liable for any damages, whether direct, indirect, incidental, special, or consequential, arising from the Licensee's use of the GemStone Programs or related materials;

     (h) At the termination of the Agreement for any cause whatsoever, Licensee shall discontinue its use of the GemStone Programs and shall deliver the GemStone Programs, including all archival or other copies of the GemStone Programs, to SCT in accordance with the applicable provisions of the Agreement and shall forfeit all rights to use the GemStone Programs in any way;

     (i) Licensee is prohibited from publishing any result of any benchmark tests which compare the GemStone Programs to other GemStone Programs programs;

     (j) Licensee is prohibited from exporting or permitting the export of all or any part of the GemStone Programs outside the United States of America, in any manner or by any means;

     (k) Licensee acknowledges and agrees that GemStone is a third party beneficiary of this Agreement;


                   * Confidential Treatment Requested

     (l) Licensee acknowledges and understands that the GemStone Programs is not specifically developed or licensed for use in any nuclear, aviation, mass transit or medical application or in any other inherently dangerous application.


                   * Confidential Treatment Requested

                                     EXHIBIT H

                                   PRESS RELEASE



                   * Confidential Treatment Requested